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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    As Independent Public Accountants, we hereby consent to the incorporation by reference of our report dated February 3, 1998, appearing on page 60 of the 1997 Annual Report to Shareholders, which is incorporated in the Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-29657, 333-34609, 33-60406, and 33-39466) and on Form S-8 (Nos. 333-19671, 333-29819,
33-50260, 33-45074 and 33-52094). We also consent to the incorporation of our report dated February 3, 1998, on the Financial Statement Schedule, appearing on page 19 of the Form 10-K. It should be noted that we have not audited any financial statements of UtiliCorp United Inc. subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our reports.

/s/ ARTHUR ANDERSEN LLP
Kansas City, Missouri
March 19, 1998

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